SECURITIESAND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):

September 29, 2006

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	Commission File Number	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 1.01.                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 2.01.                        COMPLETION OF ACQUISITION OF ASSETS

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03.                        CREATION OF A DIRECT FINANCIAL OBLIGATION

General

On September 29, 2006, we purchased approximately $101.5 million of used, dry-van trailers.  Prior to this transaction we had been utilizing these trailers under the terms of various operating leases.  These trailers were purchased directly from Transport International Pool, Inc., the lessor under the terms of the original operating lease arrangements.

Financing and Structure

In connection with the purchase of these trailers, we entered into a term loan and credit agreement (the “facility”) arranged by SunTrust Bank.  This new $100 million facility, which is collateralized by a security interest in the trailing equipment, was by and between J.B. Hunt Transport, Inc., our subsidiary, and SunTrust Bank of Nashville, TN.  We also entered into a Guarantee Agreement where J.B. Hunt Transport Services, Inc. guaranteed the principal and interest owed to SunTrust Bank and other lenders.

This facility matures on September 29, 2009 and our borrowing costs are based on three-month LIBOR plus an applicable margin and other fees.  We are also required to make periodic minimum principal payments.  A $3.5 million principal payment is due on December 29, 2006, with additional $3.5 million principal payments due every three months thereafter through June 29, 2009.  This facility requires us to maintain certain covenants and financial ratios.

On September 29, 2006, we utilized $100 million from this new facility to purchase these used trailers and convert them from operating lease arrangements to owned equipment.

A copy of the Term Loan Agreement and the other related documents are filed as Exhibits 10.1 through 10.4 to this current report on form 8-K.  This purchase will reduce our operating costs associated with these trailers.

Interest Rate Swap Arrangement

In connection with the facility and purchase described above, we also, on September 29, 2006, entered into an arrangement to swap the variable interest rate on the facility to a fixed 5.85% interest rate.  The terms of the interest rate swap, such as the notional amount and maturity date, match the terms of the facility.  The counterpart to the interest rate swap is also SunTrust Bank.

ITEM 9.01.                FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

10.1                     Term Loan Agreement

10.2                     Term Note

10.3                     Security Agreement

10.4                     Guarantee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 5th day of October 2006.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer